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                                                                    EXHIBIT 23.1

             CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

We consent to the use in this Amendment No. 1 to registration statement no. 333-93123 of Alteon WebSystems, Inc. of our report dated July 16, 1999, appearing in the prospectus, which is part of this registration statement, and of our report dated July 16, 1999 related to the consolidated financial statement schedule appearing elsewhere in this registration statement.

We also consent to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such prospectus.

/s/ Deloitte & Touche LLP

San Jose, California

January 5, 2000